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                                                                    EXHIBIT 10.6



                   SECOND AMENDMENT TO DISTRIBUTION AGREEMENT



        This Second Amendment to Distribution Agreement (this "Amendment") is made and entered into as of July 23, 1999 (the "Effective Date") by and between GUIDANT CORPORATION, an Indiana corporation and its Affiliates ("Guidant") having a place of business at 135 Constitution Drive, Menlo Park, California 94025 and MICRO THERAPEUTICS, INC., a Delaware corporation ("MTI"), having a place of business at 2 Goodyear, Irvine, California 92718.



                                 R E C I T A L S

        A. Guidant and MTI have entered into a Distribution Agreement effective as of November 17, 1997, as amended, (the "Distribution Agreement") in which MTI appointed Guidant as its exclusive distributor of the Products within the Territory for use by Customers in the Field.

        B Guidant and MTI have agreed to amend certain of the provisions contained in the Distribution Agreement.

               NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

        1. DEFINITIONS. Unless otherwise defined herein, all capitalized terms in this Amendment shall have the respective meanings ascribed to them in the Distribution Agreement.

        2. DISPOSITION OF INVENTORY. Paragraph 13.5.2 shall be deleted and replaced in its entirety with the following paragraph:

                      Upon termination of this Agreement by Guidant, Guidant may sell all or any part of its remaining inventory of the Products to Customers or upon mutual agreement between Guidant and MTI, MTI may agree to repurchase all or any part of Guidant's remaining inventory of the Products (excluding discontinued and demonstration units). The price for such inventory shall be the Cost paid by Guidant to MTI for such Products, plus Guidant's shipping and handling costs.

        3. NO OTHER CHANGES. Except as amended by this Amendment, the Distribution Agreement shall remain in full force and effect as originally stated and as amended by the First Amendment to Distribution Agreement.

        4. CONFLICTS. This Amendment shall be governed by all the terms and conditions of the Distribution Agreement. In the event of any conflict between the terms of the Distribution Agreement and the terms of this Amendment, the terms of this Amendment will control.

        IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the Effective Date.

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                                    MICRO THERAPEUTICS, INC.



                                    By:  /s/ George Wallace
                                         --------------------------------------
                                         George Wallace,
                                         President and Chief Executive Officer


                                    GUIDANT CORPORATION



                                    By:  /s/ Nicky Spaulding
                                         --------------------------------------
                                    Title:  Vice President Business Development
                                            -----------------------------------


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